EXHIBIT 32.2

Certification Pursuant To
18 U.S.C. Section 1350

In connection with the Quarterly Report of Polymer Group, Inc. (the “Company”) on Form 10-Q for the period ended September 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James L. Schaeffer, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act 0f 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ James L. Schaeffer
James L. Schaeffer
Acting Chief Financial Officer*

November 12, 2003

*                    James G. Boyd, the Company’s Chief Financial Officer, was involved in an automobile accident on May 8, 2003 and has been recovering since such date.